Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--April 19, 2018

FIRST QUARTER 2018 FINANCIAL RESULTS

Net income	Earnings per share	Net interest margin	Efficiency ratio	Book value per common share
$100.9 million	$0.96	4.60%	42.38%	$21.67

CEO COMMENTARY:
Kenneth Vecchione, Chief Executive Officer commented, "Western Alliance is off to a solid start to the year with $100.9 million in net income and $0.96 EPS in Q1 2018. We are pleased with our loan growth of $466 million to $15.56 billion, and our deposit growth of $382 million to $17.35 billion. Asset quality remains healthy with a net charge-off rate of 0.04% and non-performing assets to total assets of 0.33%. Our return on average assets and tangible common equity[1] rose for the quarter to 1.99% and 20.46%. With the quarter’s increase in tangible book value per share[1] to $18.86, Western Alliance is building on the momentum of 2017 and on track to deliver for its shareholders in 2018.

The economy continues to expand and we believe that the benefits of the tax reform act are just beginning to be realized for our business customers. We succeed as our clients succeed and have a joint interest in helping our customers realize both their business goals and community aspirations.”

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:

▪	Net income and earnings per share of $100.9 million and $0.96 compared to $89.3 million and $0.85, respectively

▪	Net operating revenue of $226.9 million constituting growth of $3.7 million compared to an increase in operating non-interest expenses of $3.9 million[1]

▪	Operating pre-provision net revenue of $127.6 million down $0.2 million from $127.8 million[1]

▪	Effective tax rate of 17.10%, compared to 28.13% due to the effect of the Tax Cuts and Jobs Act ("TCJA") and the cyclical excess tax benefits on share-based payment awards

▪	Net income of $100.9 million and earnings per share of $0.96, compared to $73.3 million and $0.70, respectively

▪	Net operating revenue of $226.9 million, constituting year-over-year growth of 19.9%, or $37.7 million, compared to an increase in operating non-interest expenses of 12.5%, or $11.0 million[1]

▪	Operating pre-provision net revenue of $127.6 million up $26.7 million from $100.9 million [1]

▪	Effective tax rate of 17.10%, compared to 25.03%, resulting in a decrease in income tax expense of $3.7 million as a result of TCJA

FINANCIAL POSITION RESULTS:

▪	Total loans of $15.56 billion, up $466 million, or 12.4% annualized

▪	Total deposits of $17.35 billion, up $382 million, or 9.0% annualized

▪	Stockholders' equity of $2.29 billion, up $64 million

▪	Increase in total loans of $1.90 billion, or 13.9%

▪	Increase in total deposits of $2.00 billion, or 13.0%

▪	Increase in stockholders' equity of $325 million

LOANS AND ASSET QUALITY:

▪	Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.33% compared to 0.36%

▪	Annualized net loan charge-offs to average loans outstanding of 0.04% for both periods

▪	Nonperforming assets to total assets of 0.33%, compared to 0.44%

▪	Annualized net loan charge-offs to average loans outstanding of 0.04% for both periods

KEY PERFORMANCE METRICS:

▪	Net interest margin of 4.60%, compared to 4.73%

▪	Return on average assets and return on tangible common equity[1] of 1.99% and 20.46%, compared to 1.79% and 18.80%, respectively

▪	Tangible common equity ratio of 9.8%, compared to 9.6% [1]

▪	Tangible book value per share, net of tax, of $18.86, an increase from $18.31 [1]

▪	Operating efficiency ratio of 42.7%, compared to 40.7% [1]

▪	Net interest margin of 4.60%, compared to 4.63%

▪	Return on average assets and return on tangible common equity[1] of 1.99% and 20.46%, compared to 1.69% and 17.84%, respectively

▪	Tangible common equity ratio of 9.8%, compared to 9.4% [1]

▪	Tangible book value per share, net of tax, of $18.86 an increase of 18.9% from $15.86 [1]

▪	Operating efficiency ratio of 42.7%, compared to 44.4% [1]

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 19.

Income Statement
Net interest income was $214.2 million in the first quarter 2018, an increase of $3.2 million from $211.0 million in the fourth quarter 2017, and an increase of $34.9 million or 19.5%, compared to the first quarter 2017. Net interest income in the first quarter 2018 includes $5.7 million of total accretion income from acquired loans, compared to $7.1 million in the fourth quarter 2017, and $6.4 million in the first quarter 2017.
The Company’s net interest margin in the first quarter 2018 was 4.60%, a decrease from 4.73% in the fourth quarter 2017, and from 4.63% in the first quarter 2017. However, adjusting net interest margin to exclude the effects of the Tax Cuts and Jobs Act ("TCJA"), which reduced the tax equivalent adjustment from tax-exempt securities and loans, would result in net interest margin of 4.72% for the first quarter 2018.
Operating non-interest income was $12.7 million for the first quarter 2018, compared to $12.3 million for the fourth quarter 2017, and $10.0 million for the first quarter 2017.1 The increase in operating non-interest income for the first quarter 2018, compared to the same quarter in the prior year is a result of an increase in service charges and fees of $1.0 million and an increase of $0.8 million in warrant income.
Net operating revenue was $226.9 million for the first quarter 2018, an increase of $3.7 million, compared to $223.3 million for the fourth quarter 2017, and an increase of $37.7 million or 19.9%, compared to $189.3 million for the first quarter 2017.1
Operating non-interest expense was $99.4 million for the first quarter 2018, compared to $95.4 million for the fourth quarter 2017, and $88.4 million for the first quarter 2017.1 The Company’s operating efficiency ratio1 on a tax equivalent basis was 42.7% for the first quarter 2018, compared to 40.7% for the fourth quarter 2017, and 44.4% for the first quarter 2017. The decrease in the tax equivalent adjustment was the primary driver of the change in the operating efficiency ratio from the fourth quarter 2017. Adjusting the operating efficiency ratio to exclude the effects of the lower statutory corporate federal tax rate would result in an operating efficiency ratio of 41.7% for the first quarter 2018.
Income tax expense was $20.8 million for the first quarter 2018, compared to $35.0 million for the fourth quarter 2017, and $24.5 million for the first quarter 2017. Income tax expense for the first quarter 2018 includes the effect of the TCJA, which lowered the statutory corporate tax rate from 35% to 21%, as well as the cyclical excess tax benefits on share-based payment awards.
Net income was $100.9 million for the first quarter 2018, an increase of $11.6 million from $89.3 million for the fourth quarter 2017, and an increase of $27.6 million or 37.6%, from $73.3 million for the first quarter 2017. Earnings per share was $0.96 for the first quarter 2018, compared to $0.85 for the fourth quarter 2017, and $0.70 for the first quarter 2017.
The Company views its operating pre-provision net revenue ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the first quarter 2018, the Company’s operating PPNR was $127.6 million, down from $127.8 million in the fourth quarter 2017, and up 26.4% from $100.9 million in the first quarter 2017.1 The non-operating items1 for the first quarter 2018 consisted primarily of a net gain on sales and valuations of repossessed and other assets of $1.2 million, offset by net unrealized losses on assets measured at fair value of $1.1 million.
The Company had 1,713 full-time equivalent employees and 47 offices at March 31, 2018, compared to 1,725 employees and 47 offices at December 31, 2017, and 1,560 employees and 48 offices at March 31, 2017.

Balance Sheet
Gross loans totaled $15.56 billion at March 31, 2018, an increase of $466 million from $15.09 billion at December 31, 2017, and an increase of $1.90 billion from $13.66 billion at March 31, 2017. The increase from the prior quarter was driven by an increase of $325 million in construction and land development loans and $103 million in commercial and industrial loans. From March 31, 2017, loans increased across all loan types, with the largest increase in commercial and industrial loans of $905 million. At March 31, 2018, the allowance for credit losses to gross loans held for investment was 0.93%, compared to 0.93% at December 31, 2017, and 0.94% at March 31, 2017. At March 31, 2018, the allowance for credit losses to total organic loans was 1.02%, compared to 1.03% at December 31, 2017, and 1.08% at March 31, 2017. The Company defines its organic loans as those loans that have not been acquired in a transaction accounted for as a business combination.
Consistent with accounting principles generally accepted in the United States ("GAAP"), the allowance for credit losses is not carried over in an acquisition because acquired loans are recorded at fair value, which discounts the loans based on expected future cash flows. Credit discounts on acquired loans are included as a reduction to gross loans. These discounts totaled $23.1 million at March 31, 2018, compared to $27.0 million at December 31, 2017, and $45.1 million at March 31, 2017.
Deposits totaled $17.35 billion at March 31, 2018, an increase of $382 million from $16.97 billion at December 31, 2017, and an increase of $2.00 billion from $15.36 billion at March 31, 2017. The increase from both the prior quarter and from March 31, 2017 is the result of organic deposit growth. Non-interest bearing deposits were $7.50 billion at March 31, 2018, compared to $7.43 billion at December 31, 2017, and $6.11 billion at March 31, 2017. Non-interest bearing deposits comprised 43.2% of total deposits at March 31, 2018, compared to 43.8% at December 31, 2017, and 39.8% at March 31, 2017. The proportion of savings and money market balances to total deposits was 36.4%, compared to 37.3% at December 31, 2017, and 40.7% at March 31, 2017. Certificates of deposit as a percentage of total deposits were 10.1% at March 31, 2018, compared to 9.6% at December 31, 2017, and 10.0% at March 31, 2017. The Company’s ratio of loans to deposits was 89.7% at March 31, 2018, compared to 88.9% at December 31, 2017, and 89.0% at March 31, 2017.
Borrowings totaled $300 million at March 31, 2018, a decrease of $90 million from $390 million at December 31, 2017, and an increase of $300 million from zero at March 31, 2017. The change in borrowings from both the prior quarter and the prior year is due to fluctuations in FHLB overnight advances.
Qualifying debt totaled $364 million at March 31, 2018, compared to $377 million at December 31, 2017, and $367 million at March 31, 2017.
Stockholders’ equity at March 31, 2018 was $2.29 billion, compared to $2.23 billion at December 31, 2017, and $1.97 billion at March 31, 2017.
At March 31, 2018, tangible common equity, net of tax, was 9.8% of tangible assets1 and total capital was 13.2% of risk-weighted assets. The Company’s tangible book value per share1 was $18.86 at March 31, 2018, up 18.9% from March 31, 2017.
Total assets increased 2.1% to $20.76 billion at March 31, 2018, from $20.33 billion at December 31, 2017, and increased 14.6% from $18.12 billion at March 31, 2017. The increase in total assets from the prior year relates primarily to organic loan growth and an increase in investment securities resulting from utilized cash from increased deposits.
Asset Quality
The provision for credit losses was $6.0 million for the first quarter 2018, compared to $5.0 million for the fourth quarter 2017, and compared to $4.3 million for the first quarter 2017. Net loan charge-offs (recoveries) in the first quarter 2018 were $1.4 million, or 0.04% of average loans (annualized), consistent with $1.4 million, or 0.04%, in the fourth quarter 2017, and $1.3 million, or 0.04%, in the first quarter 2017.
Nonaccrual loans decreased $6.6 million to $37.3 million during the quarter and increased $2.8 million during past twelve months. Loans past due 90 days and still accruing interest totaled $37 thousand at March 31, 2018, compared to $43 thousand at December 31, 2017, and $3.7 million at March 31, 2017. Loans past due 30-89 days and still accruing interest totaled $6.5 million at quarter end, a decrease from $10.1 million at December 31, 2017, and a decrease from $10.8 million at March 31, 2017.
Repossessed assets totaled $30.2 million at March 31, 2018, an increase of $1.7 million from $28.5 million at December 31, 2017, and a decrease of $15.0 million from $45.2 million at March 31, 2017. Adversely graded loans and non-performing assets totaled $378.7 million at March 31, 2018, an increase of $23.6 million from $355.2 million at December 31, 2017, and a decrease of $9.5 million from $388.2 million at March 31, 2017.
As the Company’s capital increased, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 9.4% at March 31, 2018, compared to 10.3% at December 31, 2017, and 12.6% at March 31, 2017.1

[1]	See reconciliation of Non-GAAP Financial Measures beginning on page 19.

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Company's regional segments, which include, Arizona, Nevada, Southern California, and Northern California provide full service banking and related services to their respective markets. The operations from the regional segments correspond to the following banking divisions: Alliance Bank of Arizona, Bank of Nevada and First Independent Bank, Torrey Pines Bank, and Bridge Bank.
The Company's National Business Lines ("NBL") segment provides specialized banking services to niche markets. The Company's NBL reportable segments include Homeowner Associations ("HOA") Services, Hotel Franchise Finance ("HFF") Public & Nonprofit Finance, Technology & Innovation, and Other NBLs. These NBLs are managed centrally and are broader in geographic scope than our other segments, though still predominately located within our core market areas. The HOA Services NBL corresponds to the Alliance Association Bank division. The HFF NBL includes the hotel franchise loan portfolio purchased from GE Capital on April 20, 2016. The operations of Public and Nonprofit Finance are combined into one reportable segment. The Technology & Innovation NBL includes the operations of Equity Fund Resources, the Life Sciences Group, the Renewable Resource Group, and Technology Finance. The Other NBLs segment consists of the operations of Corporate Finance, Mortgage Warehouse Lending, and Resort Finance.
The Corporate & Other segment consists of corporate-related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, Southern California, Northern California, and NBL segments include loan and deposit growth, asset quality, and pre-tax income.
The regional segments reported gross loan balances of $8.58 billion at March 31, 2018, an increase of $199 million during the quarter, and an increase of $831 million during the last twelve months. The growth in loans during the quarter was primarily driven by increases of $149 million in Arizona and $79 million in Southern California. The loan growth during the quarter was partially offset by a decrease of $25 million in Nevada. The growth in loans during the last twelve months was primarily driven by increases of $433 million in Arizona, $207 million in Southern California, and $141 million in Northern California. Total deposits for the regional segments were $12.91 billion, a decrease of $29 million during the quarter, and an increase of $897 million during the last twelve months. During the quarter, Nevada and Southern California had decreases in deposits of $303 million and $37 million, respectively. These decreases were partially offset by increases of $179 million and $133 million in Arizona and Northern California, respectively. During the last twelve months, Arizona, Northern California, and Southern California had increased deposits of $766 million, $353 million, and $27 million, respectively. These increases were partially offset by a decrease in deposits of $248 million in Nevada.
Pre-tax income for the regional segments was $85.9 million for the three months ended March 31, 2018, an increase of $2.4 million from the three months ended December 31, 2017, and an increase of $13.4 million from the three months ended March 31, 2017. Nevada and Arizona had the largest increases in pre-tax income of $4.4 million and $0.8 million, respectively, compared to the three months ended December 31, 2017. These increases were partially offset by a decrease of $2.2 million in Northern California. Arizona, Nevada, and Southern California had increases in pre-tax income from the three months ended March 31, 2017 of $6.6 million, $5.9 million, and $1.3 million, respectively. These increases were partially offset by a decrease of $0.4 million in Northern California.
The NBL segments reported gross loan balances of $6.98 billion at March 31, 2018, an increase of $269 million during the quarter, and an increase of $1.07 billion during the last twelve months. The increase in loans for the NBL segments compared to the prior quarter relates primarily to the Other NBLs, Technology & Innovation, and HFF segments, which increased by $182 million, $71 million, $51 million, respectively. These increases were partially offset by a decrease of $41 million in the Public & Nonprofit Finance segment. During the last twelve months, each of the NBL segments have had increases in loans. The largest drivers of the increase were the Other NBLs, Technology & Innovation, and HFF segments, with increases of $770 million, $158 million, and $99 million, respectively. Total deposits for the NBL segments were $4.21 billion, an increase of $241 million during the quarter, and an increase of $954 million during the last twelve months. The HOA Services segment increased deposits during the quarter of $245 million, while the Technology & Innovation segment remained relatively unchanged. The increase of $954 million during the last twelve months is the result of growth in the Technology & Innovation and HOA Services of $591 million and $363 million, respectively.
Pre-tax income for the NBL segments was $46.7 million for the three months ended March 31, 2018, a decrease of $4.1 million from the three months ended December 31, 2017, and an increase of $9.2 million from the three months ended March 31, 2017. The decrease in pre-tax income from the prior quarter relates primarily to the Public & Nonprofit and Other NBLs segments, which decreased by $3.3 million and $2.1 million, respectively. These decreases were partially offset by an increase in pre-tax income from the Technology & Innovation segment of $0.8 million. The primary drivers of the increase in pre-tax income from the same period in the prior year were the Other NBLs, Technology & Innovation, and HOA Services segments. These segments had increases of $5.5 million, $3.4 million, and $2.0 million, respectively. These increases were partially offset by a decrease of $1.9 million in pre-tax income in the Public & Nonprofit segment.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its first quarter 2018 financial results at 12:00 p.m. ET on Friday, April 20, 2018. Participants may access the call by dialing 1-888-317-6003 and using passcode 1123074 or via live audio webcast using the website link https://services.choruscall.com/links/wal180420.html. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET April 20th through 9:00 a.m. ET May 20th by dialing 1-877-344-7529 passcode: 10118783.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Adoption of Accounting Standards
During the first quarter 2018, the Company adopted Accounting Standards Update ("ASU") 2014-09, Revenue from Contracts with Customers, ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities and ASU 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.
The amendments in ASU 2014-09 create a common revenue standard and clarify the principles for recognizing revenue that can be applied consistently across various transactions, industries, and capital markets. Although this new accounting guidance brings considerable changes to how many companies account for revenue and disclose revenue-related information, the effect on the Company has not been significant as substantially all of the Company's revenue is generated from interest income related to loans and investment securities, which are not within the scope of this guidance. For the Company's revenue streams that are within the scope of this guidance, the guidance was adopted on January 1, 2018 using the modified retrospective method. Upon adoption, the Company's accounting policies did not change materially as the principles of revenue recognition in the ASU are largely consistent with current practices applied by the Company.
The amendments in ASU 2016-01 require that equity investments be measured at fair value with changes in fair value recognized in net income, rather than accumulated other comprehensive income. Upon adoption of the new accounting guidance, on January 1, 2018, the Company recorded a cumulative-effect adjustment of $0.4 million to decrease accumulated other comprehensive income with a corresponding increase to opening retained earnings. During the three months ended March 31, 2018, the Company recognized a loss of $1.1 million related to fair value changes in equity securities.
The amendments in ASU 2018-02 allow a reclassification from accumulated other comprehensive income to retained earnings from tax effects resulting from the TCJA so that tax effects of items within other comprehensive income reflect the current tax rate. Previously, the effect of a change in tax laws or rates on deferred tax liabilities and assets were included in income from continuing operations even in situations in which the related income tax effects of items in accumulated other comprehensive income were originally recognized in comprehensive income. Upon adoption of the new accounting guidance, on January 1, 2018, the Company recorded a cumulative-effect adjustment of $0.6 million to decrease accumulated other comprehensive income with a corresponding increase to opening retained earnings.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, and future economic performance, including our recent domestic select-service hotel franchise finance loan portfolio acquisition. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation
With more than $20 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies and is ranked #2 on the Forbes 2018 "Best Banks in America" list. Its primary subsidiary, Western Alliance Bank, is the go-to bank for business and succeeds with local teams of experienced bankers who deliver superior service and a full spectrum of deposit, lending, treasury management, international banking and online banking products and services. Western Alliance Bank operates full-service banking divisions: Alliance Bank of Arizona, Bank of Nevada, Bridge Bank, First Independent Bank and Torrey Pines Bank. The bank also serves business customers through a robust national platform of specialized financial services including Corporate Finance, Equity Fund Resources, Hotel Franchise Finance, Life Sciences Group, Mortgage Warehouse Lending, Public and Nonprofit Finance, Renewable Resource Group, Resort Finance, Technology Finance and Alliance Association Bank. For more information, visit westernalliancebancorporation.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
	As of March 31,
	2018	2017	Change %
	(in millions)
Total assets	$20,760.7	$18,122.5	14.6%
Total loans, net of deferred fees	15,560.4	13,662.7	13.9
Securities and money market investments	3,734.3	2,869.1	30.2
Total deposits	17,354.5	15,356.0	13.0
Borrowings	300.0	—	NM
Qualifying debt	363.9	366.9	(0.8)
Stockholders' equity	2,293.7	1,969.0	16.5
Tangible common equity, net of tax (1)	1,996.2	1,671.6	19.4

Selected Income Statement Data:
	For the Three Months Ended March 31,
	2018	2017	Change %
	(in thousands, except per share data)
Interest income	$234,697	$192,265	22.1%
Interest expense	20,477	12,956	58.1
Net interest income	214,220	179,309	19.5
Provision for credit losses	6,000	4,250	41.2
Net interest income after provision for credit losses	208,220	175,059	18.9
Non-interest income	11,643	10,599	9.8
Non-interest expense	98,149	87,827	11.8
Income before income taxes	121,714	97,831	24.4
Income tax expense	20,814	24,489	(15.0)
Net income	$100,900	$73,342	37.6
Diluted earnings per share	$0.96	$0.70	37.1

(1)	See Reconciliation of Non-GAAP Financial Measures.
NM	Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended March 31,
	2018	2017	Change %
Diluted earnings per share	$0.96	$0.70	37.1%
Book value per common share	21.67	18.68	16.0
Tangible book value per share, net of tax (1)	18.86	15.86	18.9
Average shares outstanding (in thousands):
Basic	104,530	103,987	0.5
Diluted	105,324	104,836	0.5
Common shares outstanding	105,861	105,428	0.4

Selected Performance Ratios:
Return on average assets (2)	1.99%	1.69%	17.8%
Return on average tangible common equity (1, 2)	20.46	17.84	14.7
Net interest margin (2)	4.60	4.63	(0.6)
Operating efficiency ratio - tax equivalent basis (1)	42.71	44.42	(3.8)
Loan to deposit ratio	89.66	88.97	0.8

Asset Quality Ratios:
Net charge-offs to average loans outstanding (2)	0.04%	0.04%	—%
Nonaccrual loans to gross loans	0.24	0.25	(4.0)
Nonaccrual loans and repossessed assets to total assets	0.33	0.44	(25.0)
Loans past due 90 days and still accruing to gross loans	0.00	0.03	NM
Allowance for credit losses to gross loans	0.93	0.94	(1.1)
Allowance for credit losses to nonaccrual loans	387.86	370.45	4.7

Capital Ratios (1):
	Mar 31, 2018	Dec 31, 2017	Mar 31, 2017
Tangible common equity (1)	9.8%	9.6%	9.4%
Common Equity Tier 1 (1), (3)	10.5	10.4	10.0
Tier 1 Leverage ratio (1), (3)	10.5	10.3	10.2
Tier 1 Capital (1), (3)	10.9	10.8	10.5
Total Capital (1), (3)	13.2	13.3	13.1

(1)	See Reconciliation of Non-GAAP Financial Measures.
(2)	Annualized for the three month periods ended March 31, 2018 and 2017.
(3)	Capital ratios for March 31, 2018 are preliminary until the Call Report is filed.
NM	Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended March 31,
	2018	2017
	(dollars in thousands, except per share data)
Interest income:
Loans	$205,959	$172,553
Investment securities	26,621	18,114
Other	2,117	1,598
Total interest income	234,697	192,265
Interest expense:
Deposits	14,173	8,412
Qualifying debt	4,969	4,338
Borrowings	1,335	206
Total interest expense	20,477	12,956
Net interest income	214,220	179,309
Provision for credit losses	6,000	4,250
Net interest income after provision for credit losses	208,220	175,059
Non-interest income:
Service charges and fees	5,745	4,738
Income from equity investments	1,460	692
Card income	1,972	1,492
Income from bank owned life insurance	928	948
Foreign currency income	1,202	1,042
Lending related income and gains (losses) on sale of loans, net	978	422
Gain (loss) on sales of investment securities, net	—	635
Unrealized (losses) gains on assets measured at fair value, net	(1,074)	(1)
Other	432	631
Total non-interest income	11,643	10,599
Non-interest expenses:
Salaries and employee benefits	62,133	51,620
Occupancy	6,864	6,894
Legal, professional, and directors' fees	6,003	8,803
Data processing	5,207	5,264
Insurance	3,869	3,228
Deposit costs	2,926	1,741
Card expense	942	731
Marketing	596	721
Loan and repossessed asset expenses	583	1,278
Intangible amortization	398	689
Net (gain) loss on sales and valuations of repossessed and other assets	(1,228)	(543)
Other	9,856	7,401
Total non-interest expense	98,149	87,827
Income before income taxes	121,714	97,831
Income tax expense	20,814	24,489
Net income	$100,900	$73,342

Earnings per share:
Diluted shares	105,324	104,836
Diluted earnings per share	$0.96	$0.70

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
	(in thousands, except per share data)
Interest income:
Loans	$205,959	$200,204	$191,096	$183,657	$172,553
Investment securities	26,621	26,312	23,584	20,629	18,114
Other	2,117	1,943	3,156	2,667	1,598
Total interest income	234,697	228,459	217,836	206,953	192,265
Interest expense:
Deposits	14,173	12,459	11,449	9,645	8,412
Qualifying debt	4,969	4,734	4,708	4,493	4,338
Borrowings	1,335	237	96	72	206
Total interest expense	20,477	17,430	16,253	14,210	12,956
Net interest income	214,220	211,029	201,583	192,743	179,309
Provision for credit losses	6,000	5,000	5,000	3,000	4,250
Net interest income after provision for credit losses	208,220	206,029	196,583	189,743	175,059
Non-interest income:
Service charges and fees	5,745	5,157	5,248	5,203	4,738
Income from equity investments	1,460	1,519	967	1,318	692
Card income	1,972	1,796	1,509	1,516	1,492
Income from bank owned life insurance	928	965	975	973	948
Foreign currency income	1,202	906	756	832	1,042
Lending related income and gains (losses) on sale of loans, net	978	1,466	97	227	422
Gain (loss) on sales of investment securities, net	—	1,436	319	(47)	635
Unrealized (losses) gains on assets measured at fair value, net	(1,074)	—	—	—	(1)
Other	432	443	585	579	631
Total non-interest income	11,643	13,688	10,456	10,601	10,599
Non-interest expenses:
Salaries and employee benefits	62,133	57,704	52,747	52,273	51,620
Occupancy	6,864	6,532	7,507	6,927	6,894
Legal, professional, and directors' fees	6,003	6,490	6,038	8,483	8,803
Data processing	5,207	5,062	4,524	4,375	5,264
Insurance	3,869	3,687	3,538	3,589	3,228
Deposit costs	2,926	2,953	2,904	2,133	1,741
Card expense	942	855	966	861	731
Marketing	596	1,176	776	1,131	721
Loan and repossessed asset expenses	583	978	1,263	1,098	1,278
Intangible amortization	398	408	489	488	689
Net (gain) loss on sales and valuations of repossessed and other assets	(1,228)	(34)	266	231	(543)
Other	9,856	9,587	8,278	6,831	7,401
Total non-interest expense	98,149	95,398	89,296	88,420	87,827
Income before income taxes	121,714	124,319	117,743	111,924	97,831
Income tax expense	20,814	34,973	34,899	31,964	24,489
Net income	$100,900	$89,346	$82,844	$79,960	$73,342

Earnings per share:
Diluted shares	105,324	105,164	104,942	105,045	104,836
Diluted earnings per share	$0.96	$0.85	$0.79	$0.76	$0.70

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
	(in millions, except per share data)
Assets:
Cash and due from banks	$439.4	$416.8	$650.4	$606.7	$647.0
Securities and money market investments	3,734.3	3,820.4	3,773.6	3,283.0	2,869.1
Loans held for sale	—	—	16.3	16.7	17.8
Loans held for investment:
Commercial	6,944.4	6,841.4	6,735.9	6,318.5	6,039.1
Commercial real estate - non-owner occupied	3,925.3	3,904.0	3,628.4	3,649.1	3,607.8
Commercial real estate - owner occupied	2,264.6	2,241.6	2,047.5	2,021.2	2,043.4
Construction and land development	1,957.5	1,632.2	1,666.4	1,601.7	1,601.7
Residential real estate	418.1	425.9	376.7	334.8	309.9
Consumer	50.5	48.8	50.7	47.9	43.0
Gross loans and deferred fees, net	15,560.4	15,093.9	14,505.6	13,973.2	13,644.9
Allowance for credit losses	(144.7)	(140.0)	(136.4)	(131.8)	(127.6)
Loans, net	15,415.7	14,953.9	14,369.2	13,841.4	13,517.3
Premises and equipment, net	116.7	118.7	120.1	120.5	120.0
Other assets acquired through foreclosure, net	30.2	28.5	29.0	31.0	45.2
Bank owned life insurance	168.6	167.8	166.8	166.4	165.5
Goodwill and other intangibles, net	300.4	300.7	301.2	301.6	302.1
Other assets	555.4	522.3	495.6	477.4	438.5
Total assets	$20,760.7	$20,329.1	$19,922.2	$18,844.7	$18,122.5
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$7,502.0	$7,434.0	$7,608.7	$6,859.4	$6,114.1
Interest bearing:
Demand	1,776.3	1,586.2	1,406.4	1,480.8	1,449.3
Savings and money market	6,314.9	6,330.9	6,300.2	6,104.0	6,253.8
Time certificates	1,761.3	1,621.4	1,589.5	1,586.9	1,538.8
Total deposits	17,354.5	16,972.5	16,904.8	16,031.1	15,356.0
Customer repurchase agreements	21.7	26.0	26.1	32.7	35.7
Total customer funds	17,376.2	16,998.5	16,930.9	16,063.8	15,391.7
Borrowings	300.0	390.0	—	—	—
Qualifying debt	363.9	376.9	372.9	375.4	366.9
Accrued interest payable and other liabilities	426.9	333.9	472.8	346.8	394.9
Total liabilities	18,467.0	18,099.3	17,776.6	16,786.0	16,153.5
Stockholders' Equity:
Common stock and additional paid-in capital	1,385.0	1,384.4	1,378.8	1,376.4	1,370.3
Retained earnings	950.4	848.5	758.6	675.8	595.8
Accumulated other comprehensive (loss) income	(41.7)	(3.1)	8.2	6.5	2.9
Total stockholders' equity	2,293.7	2,229.8	2,145.6	2,058.7	1,969.0
Total liabilities and stockholders' equity	$20,760.7	$20,329.1	$19,922.2	$18,844.7	$18,122.5

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
	(in thousands)
Balance, beginning of period	$140,050	$136,421	$131,811	$127,649	$124,704
Provision for credit losses	6,000	5,000	5,000	3,000	4,250
Recoveries of loans previously charged-off:
Commercial and industrial	459	406	619	1,759	328
Commercial real estate - non-owner occupied	105	58	1,168	360	355
Commercial real estate - owner occupied	21	119	613	46	178
Construction and land development	1,388	218	226	508	277
Residential real estate	250	120	108	1,299	251
Consumer	10	3	33	—	49
Total recoveries	2,233	924	2,767	3,972	1,438
Loans charged-off:
Commercial and industrial	3,517	2,019	2,921	651	2,595
Commercial real estate - non-owner occupied	—	275	175	1,808	—
Commercial real estate - owner occupied	—	—	—	11	—
Construction and land development	—	—	—	—	—
Residential real estate	107	—	—	332	115
Consumer	—	1	61	8	33
Total loans charged-off	3,624	2,295	3,157	2,810	2,743
Net loan charge-offs (recoveries)	1,391	1,371	390	(1,162)	1,305
Balance, end of period	$144,659	$140,050	$136,421	$131,811	$127,649

Net charge-offs (recoveries) to average loans- annualized	0.04%	0.04%	0.01%	(0.03)%	0.04%

Allowance for credit losses to gross loans	0.93%	0.93%	0.94%	0.94%	0.94%
Allowance for credit losses to gross organic loans	1.02	1.03	1.06	1.08	1.08
Allowance for credit losses to nonaccrual loans	387.86	318.84	248.07	438.33	370.45

Nonaccrual loans	$37,297	$43,925	$54,994	$30,071	$34,458
Nonaccrual loans to gross loans	0.24%	0.29%	0.38%	0.22%	0.25%
Repossessed assets	$30,194	$28,540	$28,992	$30,988	$45,200
Nonaccrual loans and repossessed assets to total assets	0.33%	0.36%	0.42%	0.32%	0.44%

Loans past due 90 days, still accruing	$37	$43	$44	$4,021	$3,659
Loans past due 90 days and still accruing to gross loans	0.00%	0.00%	0.00%	0.03%	0.03%
Loans past due 30 to 89 days, still accruing	$6,479	$10,142	$5,179	$4,071	$10,764
Loans past due 30 to 89 days, still accruing to gross loans	0.04%	0.07%	0.04%	0.03%	0.08%

Special mention loans	$184,702	$155,032	$199,965	$141,036	$175,080
Special mention loans to gross loans	1.19%	1.03%	1.38%	1.01%	1.28%

Classified loans on accrual	$126,538	$127,681	$122,264	$165,715	$133,483
Classified loans on accrual to gross loans	0.81%	0.85%	0.84%	1.19%	0.98%
Classified assets	$213,482	$222,004	$221,803	$249,491	$236,786
Classified assets to total assets	1.03%	1.09%	1.11%	1.32%	1.31%

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	March 31, 2018			December 31, 2017
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$6,580.9	$85,547	5.38%	$6,597.6	$86,336	5.60%
CRE - non-owner occupied	3,920.8	56,285	5.76	3,734.8	55,757	5.99
CRE - owner occupied	2,241.8	28,551	5.21	2,084.0	26,081	5.26
Construction and land development	1,789.4	29,619	6.63	1,661.6	26,463	6.38
Residential real estate	425.3	5,280	4.97	409.9	4,941	4.82
Consumer	47.9	677	5.65	48.6	626	5.15
Total loans (1), (2), (3)	15,006.1	205,959	5.59	14,536.5	200,204	5.72
Securities:
Securities - taxable	2,875.3	19,149	2.66	2,975.0	19,350	2.60
Securities - tax-exempt	836.9	7,472	4.47	791.5	6,962	5.21
Total securities (1)	3,712.2	26,621	3.07	3,766.5	26,312	3.15
Cash and other	425.7	2,117	1.99	489.0	1,943	1.59
Total interest earning assets	19,144.0	234,697	5.02	18,792.0	228,459	5.10
Non-interest earning assets
Cash and due from banks	142.3			135.0
Allowance for credit losses	(141.0)			(138.4)
Bank owned life insurance	168.1			167.1
Other assets	990.8			956.3
Total assets	$20,304.2			$19,912.0
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,654.7	$1,380	0.33%	$1,464.5	$1,116	0.30%
Savings and money market	6,226.7	8,915	0.57	6,321.4	7,810	0.49
Time certificates of deposit	1,579.9	3,878	0.98	1,595.6	3,533	0.89
Total interest-bearing deposits	9,461.3	14,173	0.60	9,381.5	12,459	0.53
Short-term borrowings	351.6	1,335	1.52	78.1	237	1.21
Qualifying debt	368.8	4,969	5.39	372.8	4,734	5.08
Total interest-bearing liabilities	10,181.7	20,477	0.80	9,832.4	17,430	0.71
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,510.6			7,502.2
Other liabilities	338.5			375.2
Stockholders’ equity	2,273.4			2,202.2
Total liabilities and stockholders' equity	$20,304.2			$19,912.0
Net interest income and margin (4)		$214,220	4.60%		$211,029	4.73%
Net interest margin, adjusted (5)			4.72%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $5.7 million and $11.0 million for the three months ended March 31, 2018 and December 31, 2017, respectively.

(2) Included in the yield computation are net loan fees of $10.0 million and accretion on acquired loans of $5.7 million for the three months ended March 31, 2018, compared to $11.0 million and $7.1 million for the three months ended December 31, 2017, respectively.

(3) Includes non-accrual loans.
(4) Net interest margin is computed by dividing net interest income by total average earning assets.
(5) Current period net interest margin is adjusted to exclude the effects from the TCJA of the lower statutory corporate federal tax rate on the calculation of the tax equivalent adjustment in order to be comparable to the prior periods.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended March 31,
	2018			2017
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$6,580.9	$85,547	5.38%	$5,757.0	$68,474	5.16%
CRE - non-owner occupied	3,920.8	56,285	5.76	3,550.3	53,735	6.07
CRE - owner occupied	2,241.8	28,551	5.21	1,998.0	24,726	5.14
Construction and land development	1,789.4	29,619	6.63	1,510.8	22,102	5.86
Residential real estate	425.3	5,280	4.97	271.9	3,023	4.45
Consumer	47.9	677	5.65	38.5	493	5.12
Total loans (1), (2), (3)	15,006.1	205,959	5.59	13,126.5	172,553	5.47
Securities:
Securities - taxable	2,875.3	19,149	2.66	2,105.2	12,437	2.36
Securities - tax-exempt	836.9	7,472	4.47	604.3	5,677	5.57
Total securities (1)	3,712.2	26,621	3.07	2,709.5	18,114	3.08
Cash and other	425.7	2,117	1.99	482.0	1,598	1.33
Total interest earning assets	19,144.0	234,697	5.02	16,318.0	192,265	4.95
Non-interest earning assets
Cash and due from banks	142.3			142.7
Allowance for credit losses	(141.0)			(125.7)
Bank owned life insurance	168.1			164.8
Other assets	990.8			900.5
Total assets	$20,304.2			$17,400.3
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,654.7	$1,380	0.33%	$1,434.8	$805	0.22%
Savings and money market	6,226.7	8,915	0.57	6,069.0	5,312	0.35
Time certificates of deposit	1,579.9	3,878	0.98	1,484.9	2,295	0.62
Total interest-bearing deposits	9,461.3	14,173	0.60	8,988.7	8,412	0.37
Short-term borrowings	351.6	1,335	1.52	110.9	206	0.74
Qualifying debt	368.8	4,969	5.39	354.1	4,338	4.90
Total interest-bearing liabilities	10,181.7	20,477	0.80	9,453.7	12,956	0.55
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,510.6			5,719.2
Other liabilities	338.5			280.6
Stockholders’ equity	2,273.4			1,946.8
Total liabilities and stockholders' equity	$20,304.2			$17,400.3
Net interest income and margin (4)		$214,220	4.60%		$179,309	4.63%
Net interest margin, adjusted (5)			4.72%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $5.7 million and $9.7 million for the three months ended March 31, 2018 and 2017, respectively.

(2) Included in the yield computation are net loan fees of $10.0 million and accretion on acquired loans of $5.7 million for the three months ended March 31, 2018, compared to $6.9 million and $6.4 million for the three months ended March 31, 2017, respectively.

(3) Includes non-accrual loans.
(4) Net interest margin is computed by dividing net interest income by total average earning assets.
(5) Current period net interest margin is adjusted to exclude the effects from the TCJA of the lower statutory corporate federal tax rate on the calculation of the tax equivalent adjustment in order to be comparable to the prior periods.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At March 31, 2018:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,173.7	$2.1	$8.5	$2.2	$2.5
Loans, net of deferred loan fees and costs	15,560.4	3,472.7	1,819.6	2,013.6	1,271.4
Less: allowance for credit losses	(144.7)	(33.9)	(17.9)	(20.3)	(11.2)
Total loans	15,415.7	3,438.8	1,801.7	1,993.3	1,260.2
Other assets acquired through foreclosure, net	30.2	2.3	15.0	—	0.2
Goodwill and other intangible assets, net	300.4	—	23.2	—	156.3
Other assets	840.7	46.4	58.3	14.8	15.1
Total assets	$20,760.7	$3,489.6	$1,906.7	$2,010.3	$1,434.3
Liabilities:
Deposits	$17,354.5	$5,020.6	$3,648.1	$2,423.8	$1,814.4
Borrowings and qualifying debt	663.9	—	—	—	—
Other liabilities	448.6	10.9	16.2	1.9	10.5
Total liabilities	18,467.0	5,031.5	3,664.3	2,425.7	1,824.9
Allocated equity:	2,293.7	24.7	21.8	10.3	7.6
Total liabilities and stockholders' equity	$20,760.7	$5,056.2	$3,686.1	$2,436.0	$1,832.5
Excess funds provided (used)	—	1,566.6	1,779.4	425.7	398.2

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,713	108	96	105	122

Income Statement:

Three Months Ended March 31, 2018:	(in thousands)
Net interest income (expense)	$214,220	$54,555	$36,690	$27,802	$22,255
Provision for (recovery) credit losses	6,000	1,434	(1,723)	729	1,548
Net interest income (expense) after provision for credit losses	208,220	53,121	38,413	27,073	20,707
Non-interest income	11,643	1,416	3,333	1,001	2,547
Non-interest expense	(98,149)	(21,504)	(14,084)	(13,646)	(12,503)
Income (loss) before income taxes	121,714	33,033	27,662	14,428	10,751
Income tax expense (benefit)	20,814	8,321	5,903	4,135	3,098
Net income	$100,900	$24,712	$21,759	$10,293	$7,653

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At March 31, 2018:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$4,158.4
Loans, net of deferred loan fees and costs	167.0	1,539.8	1,168.9	1,378.7	2,725.4	3.3
Less: allowance for credit losses	(1.7)	(15.5)	(10.3)	(6.3)	(27.5)	(0.1)
Total loans	165.3	1,524.3	1,158.6	1,372.4	2,697.9	3.2
Other assets acquired through foreclosure, net	—	—	—	—	—	12.7
Goodwill and other intangible assets, net	—	—	120.8	0.1	—	—
Other assets	0.8	14.7	6.8	6.4	13.4	664.0
Total assets	$166.1	$1,539.0	$1,286.2	$1,378.9	$2,711.3	$4,838.3
Liabilities:
Deposits	$2,475.3	$—	$1,733.5	$—	$—	$238.8
Borrowings and qualifying debt	—	—	—	—	—	663.9
Other liabilities	1.6	21.5	1.2	(0.3)	124.3	260.8
Total liabilities	2,476.9	21.5	1,734.7	(0.3)	124.3	1,163.5
Allocated equity:	5.9	1.3	11.1	8.3	9.3	2,193.4
Total liabilities and stockholders' equity	$2,482.8	$22.8	$1,745.8	$8.0	$133.6	$3,356.9
Excess funds provided (used)	2,316.7	(1,516.2)	459.6	(1,370.9)	(2,577.7)	(1,481.4)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	67	11	54	16	41	1,093

Income Statement:

Three Months Ended March 31, 2018:	(in thousands)
Net interest income (expense)	$15,359	$3,746	$22,821	$14,185	$18,811	$(2,004)
Provision for (recovery) credit losses	47	(207)	1,651	1,236	1,285	—
Net interest income (expense) after provision for credit losses	15,312	3,953	21,170	12,949	17,526	(2,004)
Non-interest income	150	—	3,051	13	224	(92)
Non-interest expense	(7,803)	(2,174)	(9,833)	(2,206)	(5,662)	(8,734)
Income (loss) before income taxes	7,659	1,779	14,388	10,756	12,088	(10,830)
Income tax expense (benefit)	1,761	409	3,309	2,474	2,780	(11,376)
Net income	$5,898	$1,370	$11,079	$8,282	$9,308	$546

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2017:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,237.1	$2.1	$8.2	$2.1	$1.7
Loans, net of deferred loan fees and costs	15,093.9	3,323.7	1,844.8	1,934.7	1,275.5
Less: allowance for credit losses	(140.0)	(31.5)	(18.1)	(19.5)	(13.2)
Total loans	14,953.9	3,292.2	1,826.7	1,915.2	1,262.3
Other assets acquired through foreclosure, net	28.5	2.3	13.3	—	0.2
Goodwill and other intangible assets, net	300.7	—	23.2	—	156.5
Other assets	808.9	46.3	58.8	14.4	15.1
Total assets	$20,329.1	$3,342.9	$1,930.2	$1,931.7	$1,435.8
Liabilities:
Deposits	$16,972.5	$4,841.3	$3,951.4	$2,461.1	$1,681.7
Borrowings and qualifying debt	766.9	—	—	—	—
Other liabilities	360.0	11.6	20.9	3.2	11.9
Total liabilities	18,099.4	4,852.9	3,972.3	2,464.3	1,693.6
Allocated equity:	2,229.7	396.5	263.7	221.8	303.1
Total liabilities and stockholders' equity	$20,329.1	$5,249.4	$4,236.0	$2,686.1	$1,996.7
Excess funds provided (used)	—	1,906.5	2,305.8	754.4	560.9

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,725	110	91	111	123

Income Statements:

Three Months Ended March 31, 2017:	(in thousands)
Net interest income (expense)	$179,309	$43,910	$35,302	$25,220	$22,024
Provision for (recovery of) credit losses	4,250	14	(211)	91	396
Net interest income (expense) after provision for credit losses	175,059	43,896	35,513	25,129	21,628
Non-interest income	10,599	1,107	2,107	721	2,238
Non-interest expense	(87,827)	(18,618)	(15,867)	(12,701)	(12,716)
Income (loss) before income taxes	97,831	26,385	21,753	13,149	11,150
Income tax expense (benefit)	24,489	10,352	7,621	5,538	4,644
Net income (loss)	$73,342	$16,033	$14,132	$7,611	$6,506

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At December 31, 2017:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$4,223.0
Loans, net of deferred loan fees and costs	162.1	1,580.4	1,097.9	1,327.7	2,543.0	4.1
Less: allowance for credit losses	(1.6)	(15.6)	(11.4)	(4.0)	(25.0)	(0.1)
Total loans	160.5	1,564.8	1,086.5	1,323.7	2,518.0	4.0
Other assets acquired through foreclosure, net	—	—	—	—	—	12.7
Goodwill and other intangible assets, net	—	—	120.9	0.1	—	—
Other assets	0.9	17.9	6.0	5.9	15.5	628.1
Total assets	$161.4	$1,582.7	$1,213.4	$1,329.7	$2,533.5	$4,867.8
Liabilities:
Deposits	$2,230.4	$—	$1,737.6	$—	$—	$69.0
Borrowings and qualifying debt	—	—	—	—	—	766.9
Other liabilities	1.2	42.4	0.8	0.4	5.5	262.1
Total liabilities	2,231.6	42.4	1,738.4	0.4	5.5	1,098.0
Allocated equity:	59.4	126.5	244.1	108.3	206.0	300.3
Total liabilities and stockholders' equity	$2,291.0	$168.9	$1,982.5	$108.7	$211.5	$1,398.3
Excess funds provided (used)	2,129.6	(1,413.8)	769.1	(1,221.0)	(2,322.0)	(3,469.5)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	65	10	62	12	38	1,103

Income Statement:

Three Months Ended March 31, 2017:	(in thousands)
Net interest income (expense)	$12,748	$6,485	$18,166	$13,580	$14,143	$(12,269)
Provision for (recovery of) credit losses	127	510	296	—	3,527	(500)
Net interest income (expense) after provision for credit losses	12,621	5,975	17,870	13,580	10,616	(11,769)
Non-interest income	141	—	1,873	—	721	1,691
Non-interest expense	(7,146)	(2,251)	(8,778)	(2,987)	(4,735)	(2,028)
Income (loss) before income taxes	5,616	3,724	10,965	10,593	6,602	(12,106)
Income tax expense (benefit)	2,106	1,402	4,112	3,972	2,476	(17,734)
Net income (loss)	$3,510	$2,322	$6,853	$6,621	$4,126	$5,628

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
	(in thousands)
Total non-interest income	$11,643	$13,688	$10,456	$10,601	$10,599
Less:
Gains (losses) on sales of investment securities, net	—	1,436	319	(47)	635
Unrealized (losses) gains on assets measured at fair value, net	(1,074)	—	—	—	(1)
Total operating non-interest income	12,717	12,252	10,137	10,648	9,965
Plus: net interest income	214,220	211,029	201,583	192,743	179,309
Net operating revenue (1)	$226,937	$223,281	$211,720	$203,391	$189,274

Total non-interest expense	$98,149	$95,398	$89,296	$88,420	$87,827
Less:
Net (gain) loss on sales and valuations of repossessed and other assets	(1,228)	(34)	266	231	(543)
Total operating non-interest expense (1)	$99,377	$95,432	$89,030	$88,189	$88,370

Operating pre-provision net revenue (2)	$127,560	$127,849	$122,690	$115,202	$100,904

Plus:
Non-operating revenue adjustments	(1,074)	1,436	319	(47)	634
Less:
Provision for credit losses	6,000	5,000	5,000	3,000	4,250
Non-operating expense adjustments	(1,228)	(34)	266	231	(543)
Income tax expense	20,814	34,973	34,899	31,964	24,489
Net income	$100,900	$89,346	$82,844	$79,960	$73,342

(1), (2) See Non-GAAP Financial Measures footnotes on page 22.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Tangible Common Equity:
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
	(dollars and shares in thousands)
Total stockholders' equity	$2,293,763	$2,229,698	$2,145,627	$2,058,674	$1,968,992
Less: goodwill and intangible assets	300,350	300,748	301,157	301,645	302,133
Total tangible common equity	1,993,413	1,928,950	1,844,470	1,757,029	1,666,859
Plus: deferred tax - attributed to intangible assets	2,773	2,698	4,341	4,550	4,759
Total tangible common equity, net of tax	$1,996,186	$1,931,648	$1,848,811	$1,761,579	$1,671,618
Total assets	$20,760,731	$20,329,085	$19,922,221	$18,844,745	$18,122,506
Less: goodwill and intangible assets, net	300,350	300,748	301,157	301,645	302,133
Tangible assets	20,460,381	20,028,337	19,621,064	18,543,100	17,820,373
Plus: deferred tax - attributed to intangible assets	2,773	2,698	4,341	4,550	4,759
Total tangible assets, net of tax	$20,463,154	$20,031,035	$19,625,405	$18,547,650	$17,825,132
Tangible common equity ratio (3)	9.8%	9.6%	9.4%	9.5%	9.4%
Common shares outstanding	105,861	105,487	105,493	105,429	105,428
Tangible book value per share, net of tax (4)	$18.86	$18.31	$17.53	$16.71	$15.86

(1), (2), (3), (4) See Non-GAAP Financial Measures footnotes on page 22.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Efficiency Ratio by Quarter:
	Three Months Ended
	Mar 31, 2018	Dec 31, 2017	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017
	(in thousands)
Total operating non-interest expense	$99,377	$95,432	$89,030	$88,189	$88,370
Divided by:
Total net interest income	214,220	211,029	201,583	192,743	179,309
Plus:
Tax equivalent interest adjustment	5,727	11,023	10,837	10,453	9,676
Operating non-interest income	12,717	12,252	10,137	10,648	9,965
	$232,664	$234,304	$222,557	$213,844	$198,950
Operating efficiency ratio - tax equivalent basis (5)	42.7%	40.7%	40.0%	41.2%	44.4%
Operating efficiency ratio - adjusted (6)	41.7%

(5) See Non-GAAP Financial Measures footnotes on page 22.
(6) The current period operating efficiency ratio is adjusted to exclude the effects from the TCJA of the lower statutory corporate federal tax rate on the calculation of the tax equivalent adjustment in order to be comparable to the prior periods.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Regulatory Capital:

	Mar 31, 2018	Dec 31, 2017
	(in thousands)
Common Equity Tier 1:
Common equity	$2,293,763	$2,229,698
Less:
Non-qualifying goodwill and intangibles	297,577	296,421
Disallowed deferred tax asset	832	638
AOCI related adjustments	(50,868)	(9,496)
Unrealized gain on changes in fair value liabilities	13,269	7,785
Common equity Tier 1 (6) (9)	$2,032,953	$1,934,350
Divided by: estimated risk-weighted assets (7) (9)	$19,425,630	$18,569,608
Common equity Tier 1 ratio (7) (9)	10.5%	10.4%

Common equity Tier 1 (6)(9)	2,032,953	1,934,350
Plus:
Trust preferred securities	81,500	81,500
Less:
Disallowed deferred tax asset	—	159
Unrealized gain on changes in fair value of liabilities	—	1,947
Tier 1 capital (7) (9)	$2,114,453	$2,013,744
Divided by: Tangible average assets	$20,057,003	$19,624,517
Tier 1 leverage ratio	10.5%	10.3%

Total Capital:
Tier 1 capital (6) (9)	$2,114,453	$2,013,744
Plus:
Subordinated debt	301,244	301,020
Qualifying allowance for credit losses	144,659	140,050
Other	7,183	6,174
Less: Tier 2 qualifying capital deductions	—	—
Tier 2 capital	$453,086	$447,244

Total capital	$2,567,539	$2,460,988

Total capital ratio	13.2%	13.3%

Classified assets to Tier 1 capital plus allowance for credit losses:
Classified assets	$213,482	$222,004
Divided by:
Tier 1 capital (7) (9)	2,114,453	2,013,744
Plus: Allowance for credit losses	144,659	140,050
Total Tier 1 capital plus allowance for credit losses	$2,259,112	$2,153,794

Classified assets to Tier 1 capital plus allowance (8) (9)	9.4%	10.3%

(6), (7), (8), (9) See Non-GAAP Financial Measures footnotes on page 22.

Non-GAAP Financial Measures Footnotes

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.
(4)	We believe this non-GAAP measurement improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(5)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(6)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(7)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) of the common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(8)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(9)	Current quarter is preliminary until Call Report is filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476